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                                                                    EXHIBIT 23.1

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 2000, relating to the financial statements and financial statement schedule, which appears in Leggett & Platt, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri

December 14, 2000